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                                                                       EXHIBIT 5

                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 Park Avenue
                            New York, New York 10178

                                                               November 14, 2002

iDine Rewards Network Inc.
11900 Biscayne Boulevard
North Miami, Florida 33181

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel to iDine Rewards Network Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8. The Registration Statement covers 2,233,000 shares (the "Shares") of the Company's common stock, par value $0.02 (the "Common Stock"), which, we have been advised, may be issued and sold upon exercise of options (the "Options") granted or to be granted under the Company's 1987 Stock Option and Rights Plan ("1987 Plan") or 1996 Long Term Incentive Plan ("1996 Plan"), stock awards to be made under the 1996 Plan or Options granted under a written compensation agreement.

     We have examined the Registration Statement and copies, furnished to us by the Company, of the 1987 Plan and 1996 Plan and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the exercise price of any Options and the consideration for any stock awards will be at least equal to the par value of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and, when issued upon payment of the appropriate exercise price in accordance with the terms of the Options, will be validly issued, fully-paid and non-assessable.

     This opinion is limited to the General Corporation Law of the State of Delaware.

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     We consent to the use of this opinion as an exhibit to the Registration
Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,


                                                 /s/ Morgan, Lewis & Bockius LLP